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                                                                     EXHIBIT 5
                                Law Offices of
                         BARTON, KLUGMAN & OETTING LLP
                        333 S. Grand Avenue, Suite 3700
                      Los Angeles, California 90071-1599
                            Telephone 213-621-4000
                            Telecopier 213-625-1832

                               February 26, 1999

Jacobs Engineering Group Inc.
1111 South Arroyo Parkway
Pasadena, CA 91105

Ladies and Gentlemen:

   This firm is counsel to Jacobs Engineering Group Inc. (the "Company") and has advised the Company in connection with the adoption of the Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan (the "Plan") and all amendments thereto as described in the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") covering 500,000 additional shares of common stock reserved by its shareholders on February 9, 1999 for issuance under the Plan.

   We have examined the Registration Statement and originals or copies, certified or otherwise and identified to our satisfaction, of such corporate records, documents, certificates and statements of officers and accountants of the Company and of public officials and such other documents as we have considered necessary for the purpose of rendering this opinion.

   Based on the foregoing and such other matters of fact and law as we deem relevant for the purpose of rendering the opinions expressed herein, we are of opinion that:

     1. The 500,000 additional shares of the Company's common stock reserved for issuance under the Plan covered by the Registration Statement referred to above have been duly authorized for issuance and when issued in the manner contemplated by the Registration Statement will be duly issued, fully paid and non-assessable, with no personal liability attached to the ownership thereof under the laws of the State of Delaware, the state of incorporation of the Company or of the State of California, the state in which the Company's principal place of business is located;

     2. The Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974 and is not required to be qualified under Section 401 of the Internal Revenue Code, and has not been so qualified.

   We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the heading "LEGAL OPINIONS" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or in the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          BARTON, KLUGMAN & OETTING LLP